CEDAR FAIR, L.P.
                         Executive Severance Plan
                          Adopted:  July 26, 1995

PURPOSE:

Cedar Fair, L.P., has established this Cedar Fair, L.P. Executive Severance Plan in order to clarify the circumstances under which certain key executive officers of Cedar Fair Management Company could be terminated for cause and to provide these executive officers with assurances in the event a termination of employment occurs after a change of control of the Company.


ELIGIBILITY:

This plan covers the President (or any other person serving as Chief Executive Officer), the Chief Financial Officer, the Treasurer (if different from the Chief Financial Officer), and the General Managers of each Park owned and operated by Cedar Fair, L.P.


TERMINATION FOR CAUSE:

     1. The  Company  or  the Partnership may terminate  the  Executive's
        employment  for  Cause.   For the purposes of  this  Agreement,  the
        Company or the Partnership shall have "Cause" to terminate the Executive's employment only under the following circumstances:

        a. if termination shall have been the result of an act or acts by the Executive which have been found in an applicable court to constitute a felony; or

        b. if termination shall have been the result of an act or acts of dishonesty or significant impropriety by the Executive resulting or intended to result directly or indirectly in significant gain or personal enrichment (monetary or otherwise) to the Executive at the expense of or detriment to the Company or the Partnership; or

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        c. upon  the  willful  and  continued failure  by  the  Executive substantially to perform his duties with the Company or the Partnership (other than any such failure resulting from incapacity due to mental or physical illness) after a demand in writing for substantial performance is delivered by the Board, which demand specifically identifies the manner in which the Board believes that the Executive has not substantially performed his duties, and such failure results in demonstrably material injury to the Company or the Partnership.

        The Executive's employment shall in no event be considered to have been terminated by the Company or the Partnership for Cause if such termination took place as the result of (a) bad judgment or negligence, or (b) any act or omission believed in good faith to have been in or not opposed to the best interest of the Company or the Partnership. The Executive shall not be deemed to have been terminated for Cause unless and until there shall have been delivered to him a Notice of Termination that includes a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board (after reasonable notice to the Executive and an opportunity for him, together with his counsel, to be heard before the Board), finding that in the good faith opinion of the Board the Executive was guilty of conduct set forth above in clauses (a), (b) or (c) of the second sentence of this paragraph and specifying the particulars thereof in detail.

     2. If the Executive's employment shall be terminated for Cause, the Executive shall be paid his full Base Salary through the Date of Termination at the rate in effect at the time Notice of Termination is given, and neither the Company nor the Partnership shall have any further obligations to the Executive under this Plan or otherwise.


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DEFINITION OF CHANGE IN CONTROL:

A "Change in Control" of this Partnership or the Company shall be deemed to have occurred if:

        a. Any person becomes the beneficial owner of 20% or more of the Partnership's limited partnership units then outstanding.

        b. Substantially all of the assets of the Partnership are sold to a party that, prior to such sale, was not affiliated with the Company.

        c. At any time during a period of 24 consecutive months, individuals who were directors at the beginning of the 24-month period no longer constitute a majority of the members of the Company's Board of Directors, unless the election (or nomination) of a majority of the new directors is approved by at least a majority of the directors who were in office at the beginning of the 24-month period.

        d. The Company ceases to serve as the Managing General Partner of the Partnership.

Notwithstanding the foregoing, a Change in Control shall not be deemed to have occurred in the event of a change in organizational structure solely attributable to the Partnership ceasing to be a "publicly traded partnership" for federal income tax purposes at December 31, 1997, as currently provided in such law.


TERMINATION AFTER CHANGE IN CONTROL WOULD INCLUDE:

Any of the following events shall be deemed to be a termination of the Executive's employment by the Company and the Partnership if they occur within 24 months following a Change in Control:

     1. Forced relocation of the Executive's place of employment by more than 35 miles.

     2. Reduction   of   base   salary  or  significant   reduction   of
        responsibility.

     3. Job elimination.



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SEVERANCE PAYMENT IF TERMINATION OCCURS AFTER CHANGE IN CONTROL:

If, at any time within 24 months after a Change in Control occurs, the Executive's employment with the Company and the Partnership is deemed terminated hereunder, the Partnership shall make the following payments and provide the following benefits to the affected Executive:

I.    President/CEO

     1. Three (3) times average annual Cash Compensation for the previous five (5) years, less one (1) dollar, preceding the calendar year in which the Change in Control of the Company or the Partnership occurred. Cash Compensation is defined as gross compensation paid to an Executive as shown on Federal Form W-2, but excluding non-cash forms of compensation such as partnership units, group life insurance, and other fringe benefits.

     2. For a thirty-six (36) month period after the date of termination, the Partnership shall provide life, disability, accident and health insurance benefits substantially similar to those which were received or entitled to be received immediately before the termination. If re-employment occurs, neither the Company nor the Partnership shall provide these insurance benefits any longer.


II.   Chief Financial Officer

     1. Ninety percent (90%) of two and one-half (2.5) times average annual Cash Compensation for the previous five (5) years preceding the calendar year in which the Change in Control of the Company or the Partnership occurred.

     2. For a thirty (30) month period after the date of termination, the Partnership shall provide life, disability, accident and health insurance benefits substantially similar to those which were received or entitled to be received immediately before the termination. If re-employment occurs, neither the Company nor the Partnership shall provide these insurance benefits any longer.

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III.   Executive Vice President/General Manager, Cedar Point;
        Vice President/General Manager, Dorney Park;
        Vice President/General Manager, Valleyfair;
        Vice President/General Manager, Worlds of Fun and Oceans of Fun
        Treasurer


     1. Eighty percent (80%) of two (2) times average annual Cash Compensation for the previous five (5) years preceding the calendar year in which a Change in Control of the Company or the Partnership occurred.

     2. For   a  twenty-four  (24)  month  period  after  the  date   of
        termination,   the  Partnership  shall  provide  life,   disability,
        accident and health insurance benefits substantially similar to those which were received or entitled to be received immediately before the termination. If re-employment occurs, neither the Company nor the Partnership shall provide these insurance benefits any longer.


TIME FRAME:

Twenty-four (24) months after the occurrence of the first Change in Control of the Company or the Partnership. In the event of termination of employment with the Company or the Partnership before such Change in Control, the Executive's rights hereunder will terminate simultaneously with the termination of employment.


PAYMENT:

In lieu of any further salary payment for periods after the date of termination, the Partnership shall pay, not later than sixty (60) days following the date of termination, the lump sum severance payment as defined above.

Payment shall follow the guidelines of Internal Revenue Code Section 280G. The Partnership may withhold any taxes as may be appropriate from amounts otherwise payable hereunder.

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EMPLOYMENT RIGHTS:

Nothing contained herein, either express or implied, shall be construed as a contract of employment or as a creation of any right of employment by the Executives or of any duty by the Company or the Partnership prior to the occurrence of a Change in Control.


NO SEGREGATION OF ASSETS:

Neither the Company nor the Partnership shall be required to segregate any assets with respect to benefits under this Plan, and nothing herein shall be deemed to result in any pledge or encumbrance on any of their properties.


PLAN STRUCTURE:

This Plan is designed to remain in effect through 1997. If there is a structural form change in 1998 or earlier solely as a result of the Partnership ceasing to be a "publicly traded partnership" for federal income tax purposes, the Board may adopt a similar policy, if necessary, but, until a similar policy is adopted, the general provisions of this Plan shall remain in effect.